CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our report dated August 18, 2017 on the financial statements and financial highlights of Touchstone Strategic Trust (comprising, respectively, the Touchstone Credit Opportunities Fund, Touchstone Global Growth Fund, Touchstone International Small Cap Fund, Touchstone Large Cap Fund, Touchstone Large Company Growth Fund, Touchstone Ohio Tax-Free Bond Fund, Touchstone Small Cap Value Opportunities Fund and Touchstone Value Fund), included in the Annual Report to Shareholders for the fiscal year ended June 30, 2017, in Post-Effective Amendment Number 162 to the Registration Statement under the Securities Act of 1933 (Form N-1A, No. 002-80859), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio
October 26, 2017